UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2012

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

UnitedHealth Group Incorporated (the "Company") acquired approximately 60 percent of the outstanding shares of Amil Participações S.A. ("Amil") from Amil's founding shareholders in October 2012 and expects to launch a tender offer to purchase approximately 30 percent of Amil's outstanding common shares from public shareholders in the first quarter of 2013. The Company has obtained exemptive relief from the provisions of Rule 14e-5 under the Securities Exchange Act of 1934, as amended, permitting the Company, certain of its affiliates or brokers or nominees acting on their behalf (collectively, the "Representatives") to make purchases of Amil shares outside of the tender offer, subject to certain conditions. Therefore, the Company, certain of its affiliates or their Representatives may from time to time make purchases of Amil shares outside of the United States in the open market at prevailing prices or in private transactions at negotiated prices. Information about such purchases will be disclosed as required by applicable laws in Brazil and the United States.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

November 19, 2012	By:	/s/ Richard J. Mattera

Name: Richard J. Mattera
Title: Assistant Secretary